Exhibit (a)(1)(B)

ANSWERTHINK, INC.

LETTER OF TRANSMITTAL

Offer to Exchange Options for Restricted Stock Units

To Tender Eligible Options Pursuant to the Offer to Exchange dated June 11, 2003 (Capitalized terms not otherwise defined herein shall have the same meaning as in the Offer to Exchange)

The right to tender Eligible Options pursuant to the Offer will commence on June 11, 2003 and will expire at 11:59 p.m., Eastern Time, on July 14, 2003, unless the Offer is extended by Answerthink.

Name                                     U.S. Social Security No. or Global ID (for non-U.S. employees)

Deliver to:

Answerthink, Inc.

Human Resources

Attn: Diane Tuccito

817 W. Peachtree Street

Suite 800

Atlanta, GA 30308

(telephone: (404) 682-2444)

Any Answerthink option holder who wants to tender Eligible Options for exchange must complete and return to us this Letter of Transmittal and the Restricted Stock Unit Agreement, so that they are received by 11:59 p.m., Eastern Time, on Monday, July 14, 2003, by regular mail or overnight mail to Answerthink at the address listed above. Note: Mail must be received by us prior to 11:59 p.m., Eastern Time, on July 14, 2003. Letters postmarked before July 14, 2003 but not received until after that date will not be accepted.

You are not required to tender your Eligible Options. However, if you elect to participate in the Offer, you must tender all of your Eligible Options. By signing and returning this Letter of Transmittal, you acknowledge that you tender your Eligible Options and all your tendered Eligible Options will be cancelled and forfeited and exchanged for Restricted Stock Units, as described in the Offer to Exchange.

By signing and returning this Letter of Transmittal, you hereby tender all of your Eligible Options, which are described as follows:

Grant Date of Option (Month/Day/Year)	Total Number of Shares	Exercise Price per Share under Option

IMPORTANT REMINDER: YOU MUST COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL AND THE RESTRICTED STOCK UNIT AWARD AGREEMENT TO US SO THEY ARE RECEIVED BY US PRIOR TO 11:59 P.M., EASTERN TIME, ON JULY 14, 2003. NO LETTER OF TRANSMITTAL TENDERING ELIGIBLE OPTIONS WILL BE ACCEPTED UNLESS THE RESTRICTED STOCK UNIT AWARD AGREEMENT IS ALSO RETURNED TO US.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER OR TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THE OFFER TO EXCHANGE AND IN THIS LETTER OF TRANSMITTAL.

IMPORTANT NOTE: If you deliver your election by regular mail or overnight mail, any change you make MUST also be made using regular mail or overnight mail.

TO: Answerthink:

By completing and delivering this Letter of Transmittal, I hereby tender to Answerthink, Inc., a Florida corporation (“Answerthink”), all of my Eligible Options to purchase shares of common stock of Answerthink described above in exchange for Restricted Stock Units upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 11, 2003, receipt of which I hereby acknowledge, and this Letter of Transmittal (which together constitute the “Offer”).

Subject to, and effective upon, acceptance for exchange of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, Answerthink all right, title and interest in and to all the options that are being tendered hereby. I hereby acknowledge that I tender my Eligible Options, and all my tendered Eligible Options be cancelled and forfeited and exchanged for Restricted Stock Units. I acknowledge that Answerthink has advised me to consult with my own personal advisors as to the consequences of participating or not participating in the offer. I agree that this Letter of Transmittal is an amendment to my option agreement(s).

I hereby represent and warrant that I have full power and authority to tender the options tendered herewith and that, when and to the extent the same are accepted for exchange by Answerthink, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by Answerthink to be necessary or desirable to complete the exchange of the options tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except by delivery of a Notice of Withdrawal prior to the expiration of the offer as stated in the Offer to Exchange, this tender is irrevocable.

By execution hereof, I acknowledge and understand that:

(1)     Tendering my Eligible Options pursuant to the procedures described in Section 3 of the Offer to Exchange and the instructions hereto will constitute my acceptance of the terms and conditions of the Offer.

(2)     Answerthink’s acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between Answerthink and me upon the terms and subject to the conditions of the Offer.

(3)     The Restricted Stock Units that I will receive in exchange for my Eligible Options will be subject to forfeiture and other restrictions, including, without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the Restricted Stock Units vest and the restrictions lapse in the manner set forth in the Restricted Stock Unit Agreement between Answerthink and me.

I acknowledge that the Offer is subject to the terms and conditions described in the Offer to Exchange. I recognize that upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, Answerthink may terminate or amend the Offer and postpone its acceptance and cancellation of the Options tendered for exchange.

I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, I AGREE TO HOLD ANSWERTHINK HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK AFTER EXPIRATION OF THE OFFER.

I recognize that, under certain circumstances set forth in the Offer to Exchange, Answerthink may terminate or amend the offer. In any such event, I understand that if the options tendered herewith are not accepted for exchange, they will be retained by me.

This offer is not being made to, nor will any tender of options be accepted from or on behalf of, option holders in any jurisdiction in which the making of this offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction.

By delivery and/or execution hereof, I acknowledge that I have received the documents constituting the Offer.

If you are completing this Letter of Transmittal and sending this letter by regular mail or overnight mail to the address set forth above, please sign and date in the space provided below.

Date: , 2003

Signature of Holder

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Answerthink of the authority of such person so to act must be submitted with this Letter of Transmittal.

Date: , 2003

Signature of Representative Name: Title: Capacity: Address: (Please include ZIP code) Telephone No. (with area code): Tax ID/ Social Security No.:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.     Delivery; Letter of Transmittal; Notice of Withdrawal.  Any option holder desiring to tender Eligible Options for exchange pursuant to the Offer should complete and return to us this Letter of Transmittal and the Restricted Stock Unit Agreement either by completing the information requested in the table on the first page hereof, signing this Letter of Transmittal and sending the signed Letter of Transmittal and the Restricted Stock Unit Agreement by regular mail, overnight mail or hand delivery to Answerthink at the address listed above, so that it is received by us prior to 11:59 p.m., Eastern Time, on July 14, 2003 (or such later date to which Answerthink extends the Offer).

Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, after the Expiration Date, if we have not yet accepted your tendered Options for exchange, you may withdraw your tendered options at any time until August 6, 2003. To withdraw tendered Options, you must deliver a written notice of withdrawal with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY TO ENSURE IT IS RECEIVED BY US PRIOR TO 11:59 P.M., EASTERN TIME, ON JULY 14, 2003.

2.     Inadequate Space.  If you are completing a printed version of this Letter of Transmittal and the space provided herein is inadequate, the information requested by the table in this Letter of Transmittal regarding your Eligible Options should be provided on a separate schedule attached hereto.

3.     No Partial Tenders.  YOU ARE NOT REQUIRED TO TENDER YOUR ELIGIBLE OPTIONS. HOWEVER, IF YOU ELECT TO PARTICIPATE IN THE OFFER WITH RESPECT TO ANY ELIGIBLE OPTIONS, YOU MUST TENDER ALL OF YOUR ELIGIBLE OPTIONS. If you tender your Eligible Options, any Eligible Options granted to you but not tendered will be cancelled and forfeited without exchange or replacement, as described in the Offer.

4.     Signatures On This Letter Of Transmittal.  If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this Letter of Transmittal.

5.     Requests For Assistance.  If you have questions about the Offer please contact Answerthink, Inc., Human Resources, Attn: Diane Tuccito, (404) 682-2224.

6.     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.  We will determine, in our discretion, all questions as to the number of shares subject to tendered options or retained options, and the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal, Notices of Withdrawal, and Restricted Stock Unit Agreements. Our determination of these matters will be final and binding on all parties. We may reject any Letter of Transmittal, Notice of Withdrawal, Restricted Stock Unit Agreement, or tendered options to the extent we determine that any of the foregoing were not properly delivered or to the extent that we determine it is unlawful to accept the tendered options. As described in Section 6 of the Offer to Exchange, upon the occurrence of any of the conditions set forth therein, Answerthink may terminate the Offer and reject all properly tendered options. We may waive any defect or irregularity in any Letter of Transmittal, Notice of Withdrawal, or Restricted Stock Unit Agreement with respect to any particular options or any particular option holder. No options will be deemed to be properly tendered until all defects or irregularities have been cured by the option holder tendering the options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any options, and no one will be liable for failing to give notice of any defects or irregularities.

7.     Important Tax Information.  Please refer to Section 13 of the Offer to Exchange for important tax information in connection with participating in the Offer.